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                                                                 EXHIBIT 10.1.13

                                    DEBENTURE


        THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.


No. WLK 001                                                      US $1,000,000


                                 NEWRIDERS, INC.

                                 8% CONVERTIBLE
                           DEBENTURE DUE JUNE 30, 2000


        THIS DEBENTURE is one of the duly authorized issue of Debentures of Newriders, Inc., a corporation duly organized and existing under the laws of Nevada (the "Company"), designated as its 8% Convertible Debentures Due June 30, 2000, in an aggregate principal face amount not exceeding One Million Dollars (U.S. $1,000,000.00).

        FOR VALUE RECEIVED, the Company promises to pay to WAYNE L. KNYAL, the registered holder hereof and its successors and assigns (the "Holder"), the principal face sum of ONE MILLION Dollars (US $1,000,000) on or before June 30, 2000 (the "Maturity Date"), and to pay interest on the principal sum outstanding at the rate of 8% per annum due and payable quarterly commencing September 1, 1998 pursuant to paragraph 4(b) herein. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement for 8% Convertible Debentures dated as of June 10, 1998, between the Company and Wayne L. Knyal (the "Subscription Agreement"). Interest on this Debenture is payable, at the option of the Company, in Common Stock or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture no later


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than the tenth (10th) day prior to the Maturity Date by check, or on the
Maturity Date by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register pursuant to paragraph 4 herein. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. Interest shall, at the Company's option, be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

        This Debenture is subject to the following additional provisions.

        1. The Debentures are issuable in denominations of Ten Thousand Dollars (US$10,000.00) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but no less than U.S. $10,000.00. No service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

        2. The Company shall be entitled to withhold from all payments of principal of, and interest on, the Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

        3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

        4. (a) The Holder of this Debenture is entitled, at its option, at any time commencing sixty (60) days after the date hereof or sooner with the consent of the Company, to convert all or any amount over $10,000.00 of the principal face amount of this Debenture then outstanding into shares of common stock, $0.001 par value per share, of the Company or, if the Paisano Transaction (as defined below) shall have been consummated before the date of such conversion, into common stock of Easyriders, Inc., a Delaware corporation ("Easyriders") to be formed in connection with the Paisano Transaction (in each case, the "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lower of: (a) one hundred percent (100%) of the lowest closing bid price of the Common Stock for the five (5) trading days immediately preceding the date of this Debenture, or (b) seventy-five percent (75%) of the lowest closing bid price of the Common Stock for the five (5) trading days immediately preceding the date of receipt by the Company of notice of conversion, in each case as reported by the National Association of Securities Dealers Electronic Bulletin Board ("NASDAQ"). Such conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice attached hereto as Exhibit I,


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executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or script representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the assignment and conversion notice duly executed, to the Company or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within five (5) business days thereafter. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

        For purposes hereof, the "Paisano Transaction" shall mean a transaction in which the Company or Easyriders as its successor shall acquire all of the outstanding shares of Paisano Publications, Inc., a California corporation, and related companies, and all of the limited liability company membership interests of M & B Restaurants L.C., a Texas limited liability company which owns and operates barbeque restaurants under the name "El Paso Barbeque", and the Company will become a wholly-owned subsidiary of the to-be-formed Easyriders, whose stock shall be listed on NASDAQ.

               (b) Interest at the rate of 8% per annum shall be payable in arrears quarterly commencing September 1, 1998. The Company shall have the option of paying such interest in cash or by issuing Common Stock of the Company as follows: Based on the Conversion Price as of the date such Common Stock shall be issued, the Company shall issue to the Holder shares of Common Stock in an amount equal to the total quarterly interest accrued and due (the "Interest Shares").

               (c) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time, offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as s stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a small number of shares of Common Stock, or (v) issue by reclassification, reorganization or recapitalization of its Common Stock (including as a part of the Paisano Transaction), any shares of Common Stock or other securities of the Company on other than a one for one basis, the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior thereto shall be adjusted so that the Holder of this Debenture shall, upon an exercise of conversion rights pursuant to paragraph 4(a) or any payment of interest in Common Stock pursuant to paragraph 4(c), be entitled to receive after the happening of any of the events described above, that number and kind of shares as the Holder would have received


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had this Debenture been converted immediately prior to the happening of such event or any record date with respect thereto, and the Conversion Price shall be appropriately adjusted to take into account the proportionate effect of any such event. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification. Any such adjustment shall, at the option of the Holder, be subject to appraisal in the same manner as provided in Section 8(g) of the Warrant.

        5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin currency or Common Stock, herein prescribed.

        6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

        8. If one or more of the following described "Events of Default" shall occur and continue for 30 days unless a different time frame is noted below:

                (a) The Company shall default in any payment of principal or interest or other amount on this Debenture when due; or

                (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                (c) The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company, under the Subscription Agreement or under this Debenture, other than those set forth below, and such failure shall continue uncured for a period of ten (10) days after notice from the Holder of such failure; or


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                (d)     The Company or Easyriders shall (1) become insolvent;
                        (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commerce proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                (e) A trustee, liquidator or receiver shall be appointed for the Company or Easyriders or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company or Easyriders and shall not be dismissed within thirty (30) days thereafter; or

                (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against the Company or Easyriders or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
                        (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or Easyriders and, if instituted against the Company or Easyriders, shall not be dismissed within thirty (30) days; or

                (i) The Company or Easyriders, as the case may be, shall have its Common Stock delisted from the over-the-counter market and not be listed on any other U.S. National exchange; or

                (j) The Company shall not deliver the Common Stock pursuant to paragraph 4 herein within 5 business days after any exercise of conversion rights hereunder.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which


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are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including but not limited to recovery of damages and specific performance to exercise the Company's obligations hereunder.

        9. This Debenture represents an unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        10. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities. At the request of the Company the Holder of this Debenture will formally subordinate its rights hereunder on reasonable and customary terms to one or more senior debt facilities to be arranged by the Company in connection with its financing of the Paisano Transaction, provided that nothing in such subordination shall alter or otherwise affect the Holder's conversion rights provided in this Debenture.

        11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

        12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

        13. This Debenture shall be governed by and construed in accordance with the laws of California. Holder and the Company hereby waive trial by jury and consent to exclusive jurisdiction and venue in the State of California.

        14. As set forth herein, the Company shall use all reasonable efforts to issue and deliver, within five business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any party receiving a Debenture by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled. The Company


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understands that a delay in the issuance of the shares of Common Stock beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages to the Holder if it fails to deliver the shares of Common Stock required by the Notice of Conversion by the Deadline, cash in the amount two percent (2%) of the converted amount and thereafter, an additional two tenths of one percent (0.2%) of the converted amount for each additional business day that it fails to deliver the shares. In addition, if the Company fails to deliver the Common Stock required by a properly received Notice of Conversion within seven (7) business days of receipt of such notice, it shall pay the Holder cash in the amount of five percent (5%) of the converted amount for each business day that it so continually fails to deliver such Common Stock.

        The Company shall pay the Holder any liquidated damages incurred under this Section by check upon the earlier to occur of (i) issuance of the shares to the Holder or (ii) each weekly anniversary of the receipt of the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages or specific performance for the Company's failure to issue and deliver shares of Common Stock to the Subscriber in accordance with the terms of the Debenture.



        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

DATED: June ___, 1998
                                    NEWRIDERS, INC., a Nevada Corporation


                                    By:__________________________________
                                    Title:_______________________________


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                                    EXHIBIT I

                              NOTICE OF CONVERSION

  (To be Executed by the registered Holder in order to Convert the Debenture)



        The undersigned hereby irrevocably elects to convert $_________ of the above Debenture No.___ into Shares of Common Stock of Newriders, Inc. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

        The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion*_____________________________________________________________

Applicable Conversion Price_____________________________________________________

Signature_______________________________________________________________________
                       [Print Name of Holder and Title of Signer]
Address:________________________________________________________________________

________________________________________________________________________________





*The original Debenture and Notice of Conversion must be received by the Company by the fifth business day following the date of Conversion.



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